EXHIBIT 21
FRANKLIN ELECTRIC CO., INC.
SUBSIDIARIES OF THE REGISTRANT

Subsidiary	State or Country of Organization	Percent of Voting Stock Owned
Advanced Polymer Technology, Inc.	Michigan	100
Cerus Industrial Corporation	Oregon	100
Cookson & Zinn (PTL) Limited	United Kingdom	100
Coverco S.r.l.	Italy	100
Denorco (Proprietary) Limited	South Africa	100
EBW, Inc.	Michigan	100
FE Latin America B.V.	Netherlands	100
FELE C.V.	Netherlands	100
Flex-ing, Incorporated	Texas	100
Franklin Electric (Australia) Pty. Ltd.	Australia	100
Franklin Electric (Zambia) Ltd.	Zambia	100
Franklin Electric Botswana Pty. Ltd.	Botswana	100
Franklin Electric B.V.	Netherlands	100
Franklin Electric Canada, Inc.	Canada	100
Franklin Electric (Chile) Ltda	Chile	100
Franklin Electric Columbia SAS	Columbia	100
Franklin Electric Europa GmbH	Germany	100
Franklin Electric Germany Holding GmbH	Germany	100
Franklin Electric Holding B.V.	Netherlands	100
Franklin Electric Holdings UK Ltd.	United Kingdom	100
Franklin Electric India Private Ltd.	India	100
Franklin Electric Industria de Motobombus SA	Brazil	100
Franklin Electric International, Inc.	Delaware	100
Franklin Electric International Indiana LLC	Indiana	100
Franklin Electric Manufacturing LLC	Indiana	100
Franklin Electric Properties (Proprietary) Ltd.	South Africa	100
Franklin Electric Sales LLC	Indiana	100
Franklin Electric (SEA) Pty. Ltd.	Singapore	100
Franklin Electric (South Africa) Pty. Ltd.	South Africa	100
Franklin Electric spol s.r.o.	Czech Republic	100
Franklin Electric Subsidiaries, LLC	Indiana	100
Franklin Electric (Suzhou) Co., Ltd.	China	100
Franklin Electric Trading (Shanghai) Co., Ltd.	China	100
Franklin Energy Products (Proprietary) Ltd.	South Africa	100
Franklin Fueling Systems (Beijing) Company Ltd.	China	100
Franklin Fueling Sistemas de Combustiveis Ltda	Brazil	100
Franklin Fueling Systems France SARL	France	100
Franklin Fueling Systems, GmbH	Germany	100
Franklin Fueling Systems, Inc.	Indiana	100
Franklin Fueling Systems India Private Ltd.	India	100

Franklin Fueling Systems Ltd.	United Kingdom	100
Impo Motor Pompa Sanayi ve Ticaret A.S.	Turkey	80
Intelligent Controls, Inc.	Maine	100
Little Giant Pump Company LLC	Oklahoma	100
Motores Electricos Sumergibles De Mexico S. de R.L.	Mexico	100
Motores Franklin S.A. de C.V.	Mexico	100
Motori Sommersi Riavvolgibili S.r.l.	Italy	75
PetroTechnik, Inc.	Delaware	100
Pioneer Pump Holdings, Inc.	Delaware	70
Pioneer Pump Ltd.	United Kingdom	70
Pioneer Pump Pty. Ltd.	South Africa	70
Pioneer Pump Solutions Ltd.	United Kingdom	100
Pioneer Pump, Inc.	Texas	70
Pump Brands Pty. Ltd.	South Africa	100
Servicios de MESMEX de SRL	Mexico	100
Vertical S.r.l	Italy	100